EXHIBIT  "B"

WINDSOR  CORPORATION  HISTORY  &  FORMATION





                                STATE OF ILLINOIS
                                    OFFICE OF
                             THE SECRETARY OF STATE


WHEREAS, Articles of Incorporation of Windsor Investments Corporation incorporated under the laws of the State of Illinois have been filed in the office of the Secretary of State as provided by the Business Corporation Act of Illinois, in force July 1, A.D. 1984.

Now, therefore, I, Jesse White, Secretary of State of the State of Illinois, by virtue of the powers vested in me by law, do hereby issue this certificate and attach hereto a copy of the Application of the aforesaid corporation.

In testimony whereof, I hereto set my hand and cause to be affixed the Great seal of the State of Illinois, at the City of Springfield, this 23rd day of March, A.D. 2001 and of the Independence of the United States and two hundred and 25th.


Secretary  of  State





                            ARTICLES OF INCORPORATION
                            -------------------------

Form BCA-2.10
Filed March 23, 2001
Jesse White, Secretary of State

1.     Corporate Name:               Windsor Investments Corporation

2.     Initial Registered Agent:     Paul Caubusin
       Initial Registered Office:    77 West Washington, Suite 1012
                                     Chicago, IL  Cook County  60602
3.     Purpose

4.     Authorized Shares, Issued Shares and Consideration Received:
     Common     Class
      $1.00     Value per share
     60,000     Number of Shares Authorized
      1,000     Number of Shares proposed to be issued
     $1,000     Consideration to be received thereafter
     $1,000     Total

5.     Optional:
(a) Number of directors constituting the initial board of directors of the corporation: 1
(b)     Name and address:

John F. LaMonica
1719 S. Mannheim Road
Des Plaines, IL  60019

6.     Optional

7.     Optional

8.     Name(s) & Address(es) of Incorporator(s)

     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Article of Incorporation are true.

Dated:  March 23, 2001

                      Signature:
             Mary Jo Parela, As Incorporator

Address:     801 Acial Stevenson Drive
             Springfield, IL  62703